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                                                                    Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to The Princeton Review, Inc. 2000 Stock Incentive Plan of our reports dated March 12, 2001, with respect to the consolidated financial statements of The Princeton Review, Inc. included in its Registration Statement on Form S-1 (No. 333-43874) and the related financial statement schedule included therein filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

New York, New York
June 22, 2001